Exhibit 16.1

                       LETTERHEAD OF ERNST & YOUNG LLP


        April 9, 1998

        Securities and Exchange Commission
        450 Fifth Street, N.W.
        Washington, D.C. 20549

        Ladies and Gentlemen:

        We have read Item 4 of Form 8-K dated April 9, 1998 of American Country Holdings Inc. and are in agreement with the statements contained in the first paragraph on page 2 therein. We have no basis to agree or disagree with other statements of the Registrant contained therein.

                                           /s/ ERNST & YOUNG LLP
                                           ---------------------

                                           ERNST & YOUNG LLP


        Chicago, Illinois
        April 9, 1998